UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
BANK OF AMERICA CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-0906609

(State of Incorporation or Organization)	(I.R.S. Employer
Identification no.)

Bank of America Corporate Center
100 N. Tryon Street
Charlotte, North Carolina	28255

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Depositary Shares, each representing a 1/1200th interest in a share of Bank of America Corporation Floating Rate Non-Cumulative Preferred Stock, Series 1	New York Stock Exchange

Depositary Shares, each representing a 1/1200th interest in a share of Bank of America Corporation Floating Rate Non-Cumulative Preferred Stock, Series 2	New York Stock Exchange

Depositary Shares, each representing a 1/1200th interest in a share of Bank of America Corporation 6.375% Non-Cumulative Preferred Stock, Series 3	New York Stock Exchange

Depositary Shares, each representing a 1/1200th interest in a share of Bank of America Corporation Floating Rate Non-Cumulative Preferred Stock, Series 4	New York Stock Exchange

Depositary Shares, each representing a 1/1200th interest in a share of Bank of America Corporation Floating Rate Non-Cumulative Preferred Stock, Series 5	New York Stock Exchange

Depositary Shares, each representing a 1/40th interest in a share of Bank of America Corporation 6.70% Noncumulative Perpetual Preferred Stock, Series 6	New York Stock Exchange

Depositary Shares, each representing a 1/40th interest in a share of Bank of America Corporation 6.25% Noncumulative Perpetual Preferred Stock, Series 7	New York Stock Exchange

Depositary Shares, each representing a 1/1200th interest in a share of Bank of America Corporation 8.625% Non-Cumulative Preferred Stock, Series 8	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box:     ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box:     ☐
Securities Act registration statement file number to which this form relates: 333-153771
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
EX-4.17: FORM OF CERTIFICATE
EX-4.18: FORM OF CERTIFICATE
EX-4.19: FORM OF CERTIFICATE
EX-4.20: FORM OF CERTIFICATE
EX-4.21: FORM OF CERTIFICATE
EX-4.22: FORM OF CERTIFICATE
EX-4.23: FORM OF CERTIFICATE
EX-4.24: FORM OF CERTIFICATE
EX-4.25: ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT
EX-4.26: ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT
EX-99.1: FORM OF DEPOSITARY RECEIPT
EX-99.2: FORM OF DEPOSITARY RECEIPT
EX-99.3: FORM OF DEPOSITARY RECEIPT
EX-99.4: FORM OF DEPOSITARY RECEIPT
EX-99.5: FORM OF DEPOSITARY RECEIPT
EX-99.6: FORM OF DEPOSITARY RECEIPT
EX-99.7: FORM OF DEPOSITARY RECEIPT
EX-99.8: FORM OF DEPOSITARY RECEIPT

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the general terms and provisions of the Floating Rate Non-Cumulative Preferred Stock, Series 1, par value $0.01 per share (the “Series 1 Preferred Stock”), the Floating Rate Non-Cumulative Preferred Stock, Series 2, par value $0.01 per share (the “Series 2 Preferred Stock”), the 6.375% Non-Cumulative Preferred Stock, Series 3, par value $0.01 per share (the “Series 3 Preferred Stock”), the Floating Rate Non-Cumulative Preferred Stock, Series 4, par value $0.01 per share (the “Series 4 Preferred Stock”), the Floating Rate Non-Cumulative Preferred Stock, Series 5, par value $0.01 per share (the “Series 5 Preferred Stock”), the 6.70% Noncumulative Perpetual Preferred Stock, Series 6, par value $0.01 per share (the “Series 6 Preferred Stock”), the 6.25% Noncumulative Perpetual Preferred Stock, Series 7, par value $0.01 per share (the “Series 7 Preferred Stock”) and the 8.625% Non-Cumulative Preferred Stock, Series 8, par value $0.01 per share (the “Series 8 Preferred Stock”), of Bank of America Corporation (the “Registrant”) as well as the description of the Registrant’s depositary shares representing (i) with respect to the Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, Series 4 Preferred Stock, Series 5 Preferred Stock and Series 8 Preferred Stock, a one-twelve hundredth interest in a share of each such series and (ii) with respect to the Series 6 Preferred Stock and Series 7 Preferred Stock, a one-fortieth interest in a share of each such series, to be registered hereunder is incorporated herein by reference to the descriptions included under the captions “New Bank of America Preferred Stock to be Issued in the Merger” and “Depositary Shares Representing New Bank of America Preferred Stock” in the proxy statement/prospectus filed on November 3, 2008 and included as part of the Registrant’s registration statement on Form S-4 (Registration No. 333-153771) filed with the Securities and Exchange Commission (the “SEC”) on October 1, 2008 and amended on October 22, 2008 and October 29, 2008 in connection with the merger of MER Merger Corporation, a wholly owned subsidiary of the Registrant, with and into Merrill Lynch & Co., Inc.
Item 2. Exhibits.

3.1	Amended and Restated Certificate of Incorporation of Registrant, as in effect on the date hereof (incorporated by reference to Exhibit 3(a) of Registrant’s Annual Report on Form 10-K filed February 28, 2008).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, as in effect on the date hereof (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed December 9, 2008).

3.3	Amended and Restated Bylaws of Registrant, as in effect on the date hereof (incorporated by reference to Exhibit 3.2 of Registrant’s Current Report on Form 8-K filed December 9, 2008).

4.1	Form of Certificate of Designation establishing the rights, privileges, qualifications, restrictions and limitations of the Series 1 Preferred Stock (incorporated by reference to Exhibit 4(a) of the Registrant’s registration statement on Form S-4/A filed with the SEC on October 22, 2008).

4.2	Form of Certificate of Designation establishing the rights, privileges, qualifications, restrictions and limitations of the Series 2 Preferred Stock (incorporated by reference to Exhibit 4(b) of the Registrant’s registration statement on Form S-4/A filed with the SEC on October 22, 2008).

4.3	Form of Certificate of Designation establishing the rights, privileges, qualifications, restrictions and limitations of the Series 3 Preferred Stock (incorporated by reference to Exhibit 4(c) of the Registrant’s registration statement on Form S-4/A filed with the SEC on October 22, 2008).

4.4	Form of Certificate of Designation establishing the rights, privileges, qualifications, restrictions and limitations of the Series 4 Preferred Stock (incorporated by reference to Exhibit 4(d) of the Registrant’s registration statement on Form S-4/A filed with the SEC on October 22, 2008).

4.5	Form of Certificate of Designation establishing the rights, privileges, qualifications, restrictions and limitations of the Series 5 Preferred Stock (incorporated by reference to Exhibit 4(e) of the Registrant’s registration statement on Form S-4/A filed with the SEC on October 22, 2008).

4.6	Form of Certificate of Designation establishing the rights, privileges, qualifications, restrictions and limitations of the Series 6 Preferred Stock (incorporated by reference to Exhibit 4(f) of the Registrant’s registration statement on Form S-4/A filed with the SEC on October 22, 2008).

4.7	Form of Certificate of Designation establishing the rights, privileges, qualifications, restrictions and limitations of the Series 7 Preferred Stock (incorporated by reference to Exhibit 4(g) of the Registrant’s registration statement on Form S-4/A filed with the SEC on October 22, 2008).

4.8	Form of Certificate of Designation establishing the rights, privileges, qualifications, restrictions and limitations of the Series 8 Preferred Stock (incorporated by reference to Exhibit 4(h) of the Registrant’s registration statement on Form S-4/A filed with the SEC on October 22, 2008).

4.9	Deposit Agreement, dated as of November 1, 2004, among Merrill Lynch & Co., Inc., The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as depositary, and the Holders from Time to Time of Depositary Receipts (relating to the Series 1 Preferred Stock) (incorporated by reference to Exhibit 4(i) of the Registrant’s registration statement on Form S-4/A filed with the SEC on October 22, 2008).

4.10	Deposit Agreement, dated as of March 14, 2005, among Merrill Lynch & Co., Inc., The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as depositary, and the Holders from Time to Time of Depositary Receipts (relating to the Series 2 Preferred Stock) (incorporated by reference to Exhibit 4(j) of the Registrant’s registration statement on Form S-4/A filed with the SEC on October 22, 2008).

4.11	Deposit Agreement, dated as of November 17, 2005, among Merrill Lynch & Co., Inc., The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.) and the Holders from Time to Time of Depositary Receipts (relating to the Series 3 Preferred Stock) (incorporated by reference to Exhibit 4(k) of the Registrant’s registration statement on Form S-4/A filed with the SEC on October 22, 2008).

4.12	Deposit Agreement, dated as of November 17, 2005, among Merrill Lynch & Co., Inc., The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.) and the Holders from Time to Time of Depositary Receipts (relating to the Series 4 Preferred Stock) (incorporated by reference to Exhibit 4(l) of the Registrant’s registration statement on Form S-4/A filed with the SEC on October 22, 2008).

4.13	Deposit Agreement, dated as of March 20, 2007, among Merrill Lynch & Co., Inc., The Bank of New York Mellon (as successor to The Bank of New York, N.A.) and the Holders from Time to Time of Depositary Receipts (relating to the Series 5 Preferred Stock) (incorporated by reference to Exhibit 4(m) of the Registrant’s registration statement on Form S-4/A filed with the SEC on October 22, 2008).

4.14	Deposit Agreement, dated as of January 28, 2004, among Merrill Lynch & Co., Inc. (as successor to First Republic Bank), Mellon Investor Services LLC, as depositary, and the Holders from Time to Time of Depositary Receipts (relating to the Series 6 Preferred Stock) (incorporated by reference to Exhibit 4(n) of the Registrant’s registration statement on Form S-4/A filed with the SEC on October 22, 2008).

4.15	Deposit Agreement, dated as of March 18, 2005, among Merrill Lynch & Co., Inc. (as successor to First Republic Bank), Mellon Investor Services LLC, as depositary, and the Holders from Time to Time of Depositary Receipts (relating to the Series 7 Preferred Stock) (incorporated by reference to Exhibit 4(o) of the Registrant’s registration statement on Form S-4/A filed with the SEC on October 22, 2008).

4.16	Deposit Agreement, dated as of April 29, 2008, among Merrill Lynch & Co., Inc., The Bank of New York Mellon (as successor to The Bank of New York) and the Holders from Time to Time of Depositary Receipts (relating to the Series 8 Preferred Stock) (incorporated by reference to Exhibit 4(p) of the Registrant’s registration statement on Form S-4/A filed with the SEC on October 22, 2008).

4.17	Form of certificate representing the Series 1 Preferred Stock.*

4.18	Form of certificate representing the Series 2 Preferred Stock.*

4.19	Form of certificate representing the Series 3 Preferred Stock.*

4.20	Form of certificate representing the Series 4 Preferred Stock.*

4.21	Form of certificate representing the Series 5 Preferred Stock.*

4.22	Form of certificate representing the Series 6 Preferred Stock.*

4.23	Form of certificate representing the Series 7 Preferred Stock.*

4.24	Form of certificate representing the Series 8 Preferred Stock.*

4.25	Assignment, Assumption and Amendment Agreement by and among Bank of America Corporation, Merrill Lynch & Co., Inc., and the Bank of New York Mellon Corporation, as Depositary, dated December 31, 2008.*

4.26	Assignment, Assumption and Amendment Agreement by and among Bank of America Corporation, Merrill Lynch & Co., Inc., and Mellon Investor Services LLC, as Depositary, dated December 31, 2008.*

99.1	Form of depositary receipt for the Series 1 Preferred Stock.*

99.2	Form of depositary receipt for the Series 2 Preferred Stock.*

99.3	Form of depositary receipt for the Series 3 Preferred Stock.*

99.4	Form of depositary receipt for the Series 4 Preferred Stock.*

99.5	Form of depositary receipt for the Series 5 Preferred Stock.*

99.6	Form of depositary receipt for the Series 6 Preferred Stock.*

99.7	Form of depositary receipt for the Series 7 Preferred Stock.*

99.8	Form of depositary receipt for the Series 8 Preferred Stock.*

*	Filed herewith.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 2, 2009	BANK OF AMERICA CORPORATION
	By:	/s/ Teresa M. Brenner
		Name:	Teresa M. Brenner
		Title:	Associate General Counsel